October 2019 Accel Entertainment – Investor Presentation Exhibit 99.1

Use of Projections This presentation contains financial forecasts prepared by TPG Pace Holdings Corp. (“Pace”) with respect to certain financial metrics of Accel Entertainment, Inc. (“Accel”), including, but not limited to, revenues (gaming, other, and gross), gross profit, adjusted EBITDA, adjusted net income, net debt, net leverage, capital expenditures, M&A, Unlevered Free Cash Flow, organic revenue, EBITDA margin, unlevered P/E, levered P/E, and P/E. Neither Pace’s independent auditors, nor the independent registered public accounting firm of Accel, audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. These financial forecasts and projections were prepared by Pace and not by the management of Accel, and these financial forecasts and projections should not be relied upon as being necessarily indicative of future results. Neither Pace nor Accel undertakes any commitment to update or revise the projections, whether as a result of new information, future events, or otherwise. In this presentation, certain of the above-mentioned projected information has been repeated (in each case, with an indication that the information is an estimate and is subject to the qualifications presented herein), for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective forecasts are indicative of the future performance of Pace or Accel or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. Forward-Looking Statements This presentation includes “forward-looking statements.” Forward-looking statements may be identified by the use of words such as "forecast," "intend," "seek," "target," “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions (or negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include projected financial information. Such forward-looking statements with respect to revenues, earnings, performance, strategies, synergies, prospects, and other aspects of the businesses of Pace, Accel, or the combined company after completion of any proposed business combination are based on currently available information and current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed business combination; (2) the risk that the proposed business combination disrupts current plans and operations of Accel or its subsidiaries or Pace as a result of the announcement and consummation of the business combination; (3) the inability to complete the transactions contemplated by the proposed business combination; (4) litigation related to the proposed business combination; (5) the inability to complete the proposed private placements as set forth in subscription agreements between Pace and certain investors; (6) the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably; (7) the inability to successfully retain or recruits officers, key employees, or directors following the proposed business combination; (8) effects on Pace's public securities' liquidity and trading; (9) the market's reaction to the proposed business combination; (10) the inability to meet the NYSE's listing standards following the consummation of the proposed business combination; (11) the lack of a market for Pace's securities; (12) Pace's and Accel's financial performance following the proposed business combination; (13) costs related to the proposed business combination; (14) changes in applicable laws or regulations; (15) the possibility that the expected benefits of Accel’s acquisition of 100% of the outstanding membership interests of Grand River Jackpot, LLC may not occur; (16) the possibility that Pace or Accel may be adversely affected by other economic, business, and/or competitive factors; and (17) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission ("SEC") by Pace. Accordingly, forward-looking statements, including any projections or analysis, should not be viewed as factual and should not be relied upon as an accurate prediction of future results. The forward-looking statements contained in this presentation are based on our current expectations and beliefs concerning future developments and their potential effects on Pace and the Accel. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in the Prospectus filed by Pace with the SEC and those described in the section entitled “Risk Factors” in Pace’s annual report on Form 10-K for the year ended December 31, 2018 filed with the SEC, as well as Pace’s other filings with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, you should not put undue reliance on these statements. Industry and Market Data In this presentation, Pace and Accel rely on and refer to information and statistics regarding market shares in the sectors in which Accel competes and other industry data. Pace and Accel obtained this information and statistics from third-party sources, including reports by market research firms. Pace and Accel have supplemented this information where necessary with information from discussions with Accel’s customers and their own internal estimates, taking into account publicly available information about other industry participants and Accel’s management’s best view as to information that is not publicly available. Use of Non-GAAP Financial Measures This presentation includes non-GAAP financial measures, including Adjusted EBITDA, EBITDA margin, Adjusted Net Income, Free Cash Flow, Unlevered Free Cash Flow, P/E, ROIC, and net leverage. Adjusted EBITDA is calculated as revenue less gaming taxes, revenue sharing, direct operating expenses, and SG&A expenses (including anticipated public company costs). Unlevered Free Cash Flow (“FCF”) is calculated as Adjusted EBITDA less total capital expenditures. Accel’s Adjusted Net Income is adjusted for tax-effected route amortization expense, stock based compensation, and other expenses. Adjusted Net Income is used for Accel’s P/E ratios. Management believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Accel’s financial condition and results of operations. Pace believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. Other companies may calculate non-GAAP measures differently, and therefore the non-GAAP measures of Accel included in this presentation may not be directly comparable to similarly titled measures of other companies. Important Information

Important Information (continued) No Representations or Warranties This presentation does not purport to contain all of the information that may be required to evaluate a possible transaction. No representation or warranty, express or implied, is or will be given by Pace or Accel or any of their respective affiliates, directors, officers, employees, or advisers or any other person as to the accuracy or completeness of the information in this presentation (including as to the accuracy or reasonableness of statements, estimates, targets, projections, assumptions, or judgments) or any other written, oral, or other communications transmitted or otherwise made available to any party in the course of its evaluation of a possible transaction, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions, or misstatements, negligent or otherwise, relating thereto. Accordingly, none of Pace and Accel or any of their respective affiliates, directors, officers, employees, or advisers or any other person shall be liable for any direct, indirect, or consequential loss or damages suffered by any person as a result of relying on any statement in or omission from this presentation and any such liability is expressly disclaimed. This presentation is not intended to constitute and should not be construed as investment advice and does not constitute investment, tax, or legal advice. Certain information contained herein has been derived from sources prepared by third parties. While such information is believed to be reliable for the purposes used herein, none of Pace’s, Accel’s, their respective affiliates, nor Pace’s, Accel’s or their affiliates’ directors, officers, employees, members, partners, shareholders, or agents makes any representation or warranty with respect to the accuracy of such information. This presentation is an expression of Pace’s interest in Accel and does not constitute an offer or agreement to acquire Accel; it being understood that the terms of any such acquisition would be set forth in definitive documents in form and substance satisfactory to the parties and executed by them. Re-Audit: The historical financial numbers for Accel presented in this presentation, while audited, are subject to revision based on the completion of a re-audit by an independent registered public accounting firm. While Pace and Accel do not anticipate that there will be material differences in the historical financial numbers presented for Accel from the re-audited historical financial numbers, no assurance can be given that there will be any differences, material or otherwise. Additional Information and Where to Find It In connection with the proposed business combination, Pace has filed with the SEC a preliminary registration statement on Form S-4 (the “Preliminary Registration Statement”), and intends to file with the SEC a definitive registration statement on Form S-4 (the "Registration Statement"), each of which includes or will include a proxy statement/prospectus with respect to the securities to be issued in connection with the transactions contemplated by the proposed business combination. The definitive Registration Statement will contain important information about the transactions contemplated by the proposed business combination and related matters. INVESTORS AND SECURITY HOLDERS OF PACE AND ACCEL ARE URGED AND ADVISED TO CAREFULLY READ THE PRELIMINARY REGISTRATION STATEMENT AND, WHEN THEY BECOME AVAILABLE, AMENDMENTS THERETO AND THE REGISTRATION STATEMENT. The Preliminary Registration Statement, and amendments thereto, the Registration Statement and other relevant materials (when they become available) and any other documents filed by Pace with the SEC may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, shareholders will be able to obtain free copies of the Registration Statement by directing a request to: TPG Pace Holdings Corp., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, email: pace@tpg.com. In addition, Pace has filed with the SEC a definitive proxy statement on Schedule 14A (the “Extension Proxy”) with respect to an extraordinary general meeting of the shareholders of Pace to consider and vote upon, among other things, a proposal to amend Pace's amended and restated memorandum and articles of association to extend the date by which Pace has to consummate a business combination from September 30, 2019 to December 31, 2019 (the “Extension”). The Extension Proxy will contain important information about the proposed Extension and related matters. COMPANY SHAREHOLDERS ARE URGED AND ADVISED TO READ THE EXTENSION PROXY CAREFULLY. The Extension Proxy and other relevant materials and any other documents filed by Pace with the SEC may be obtained free of charge at the SEC's website, at www.sec.gov. In addition, shareholders will be able to obtain free copies of the Extension Proxy by directing a request to: TPG Pace Holdings Corp., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, email: pace@tpg.com. Participants in the Solicitation Pace and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Pace’s shareholders in connection with the proposed business combination. Information about Pace’s directors and executive officers is set forth in Pace’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 13, 2019. These documents are available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to: TPG Pace Holdings Corp., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, email: pace@tpg.com. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Pace shareholders in connection with the proposed business combination will be set forth in the Registration Statement for the proposed business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination will be included in the Registration Statement that Pace intends to file with the SEC. Pace, Accel and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Pace's shareholders in connection with the proposed Extension. Information about Pace's directors and executive officers is set forth in Pace's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 13, 2019. These documents are available free of charge at the SEC's web site at www.sec.gov, or by directing a request to: TPG Pace Holdings Corp., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, email: pace@tpg.com. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Pace shareholders in connection with the proposed Extension will be set forth in the Extension Proxy for the proposed Extension when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed Extension will be included in the Extension Proxy that Pace has filed with the SEC. No Offer or Solicitation This presentation is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed business combination or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act and applicable regulations in the Cayman Islands.

Transaction Summary

TPG PACE HOLDINGS

NYSE: TPGH

Sponsored Public Listing

ACCELENTERTAINMENT®

NYSE: ACEL

Transaction Overview

- TPG Pace Holdings Corp. ("Pace" or "TPGH") a $460 million special purpose acquisition company ("SPAC") has entered into a transaction agreement with the shareholders of Accel Entertainment, Inc. ("Accel")
  - On September 17, 2019, Accel announced that it completed the acquisition of Grand River Jackpot, LLC ("Grand River") in an accretive transaction for a total enterprise value ("TEV") of $108 million(1)
  - On September 23, 2019, Accel acquired an additional 29 locations from Illinois Gaming Systems, LLC for $4.65 million
  - Pace expects to effect Accel's public listing for a TEV of $985 million and target net debt of $123 million(2), resulting in $862 million initial market capitalization. At closing Accel is expected to have a public float of approximately 71% of market cap
  - Represents an attractive entry multiple of 8.4x – 9.0x 2020E Adj. EBITDA, 10.5x – 11.4x 2020E Unlevered FCF, and 13.5x - 14.8x 2020E P/E, given near-term EBITDA growth of over 20% per year and recent legislation expanding video gaming
  - Accel's founders and management are highly aligned, rolling over 80% of their shares of Accel into the publicly listed company
- Transaction combines a strong entrepreneurial team and best-in-class operations with a strong balance sheet and public acquisition

Accel is the best-in-class gaming-as-a-service platform and biggest video gaming operator in the U.S.(3)

1. TEV of $108mm based on $100mm cash consideration at closing plus $9.5mm earnouts that are expected to be fully realized and discounted to present value at 8%
2. Net debt includes NPV of Grand River earnouts assumes $9.5mm earnouts are fully realized and discounted to present value at 8%.
3. Accel is the largest video gaming terminal operator on an Adjusted EBITDA basis in the U.S.

Note: Projections are Pace estimates. Ranges reflect potential for delay in roll-out timing of additional VGTs and new gaming software and assume no M&A in 2020 and 2021
With respect to projections and Non-GAAP financial measures, see page 2 "Use of Projections" and "Use of Non-GAAP Financial Measures" under "Important Information"

TPG PACE HOLDINGS CORP.
4

Introduction to Accel

High Quality Service Company in Gaming Vertical



Accel owns and operates more than 10,000 Video Gaming Terminals across 2,237 third-party licensed establishments in Illinois. Accel operates more VGTs than all 10 Illinois casinos combined and expects to add ~900 VGTs in 2020, the equivalent of an entire Illinois Casino

Strong Track Record of Growth



Annual Adjusted EBITDA
$mm
63% CAGR
5
19
26
33
47
64
93
2013A
2014A
2015A
2016A
2017A
2018A
2019E (PF GRJ) (1)

Contracted, Recurring Revenue

8 Year Contracts

Average Residual Contract Length: **7.1 Years**(2)

98% Contract Renewal Rate

Backlog of **343** contracted locations waiting to go-live(3)

Disciplined Stewards of Capital

Balance Sheet Strength

Conservative **1.2x** Net Leverage

20% Corporate ROICs(4)

Recent legislation provides significant embedded opportunity for additional growth

1. 2019E represents a full year impact of the Grand River acquisition and 40 additional acquired locations → reported 2019 results will be lower due to only partial year contribution from Grand River following closing on September 17, 2019
2. Average residual contract length is pro-forma for the Grand River Jackpot acquisition.
3. Represents probability weighted backlog of signed contracts pending go-live as of 6/30/19
4. ROIC defined as operating profit after tax divided by average invested capital as of LTM Q2 2019

Note: With respect to Non-GAAP financial measures, see page 2 "Use of Non-GAAP Financial Measures" under Important Information

TPG PACE HOLDINGS CORP.
5

Why Invest in Accel Entertainment? Delivering Industry Leading Growth Favorable tailwinds expect to continue with significant backlog of locations yet to go-live Unique Asset Light Business Model Contracted-recurring revenues and best-in-class ROICs Multiple Ways to Create Value Organic expansion opportunities, new markets, and product expansion plus accretive M&A Balance Sheet Strength Well positioned to fund investment opportunities and return capital to shareholders Positioned to Drive Shareholder Returns Opportunity for earning growth, free cash flow yield and multiple expansion The combination of a strong balance sheet and an asset light business model allows accel to deliver industry leading growth

Accel has a Straightforward Value Creation Plan Execute on Backlog to Deliver Growth Benefit from Gaming Expansion Bill Invest for Sustained Growth Use Strong Balance Sheet Accel is executing on its strategic vision to drive value creation for shareholders New Locations Competitor Conversion Refill backlog with new sales M&A Synergies 6th VGT per Location Higher Bet Limits Accretive M&A New States New Products Accretive M&A Share Buybacks Dividends YTD 2019 Accomplishments

Accel Revenue Growth Outstripping Industry at Large Year over Year Revenue Growth (%) Accel has grown revenue well in excess of the broader industry over the last two years Source: Accel management as of June 2019, SunTrust Robinson Humphrey Research, Illinois Gaming Board.

Favorable Industry Tailwinds for Continued Growth Stable New License Issuance (IL)… …Drives New Location Openings… ... And Steady Illinois VGT Growth Accel continues to outpace market growth Accel % Total 19% 18% 26% 26% 26% Note: All figures are for Accel standalone and do not include recent Grand River Jackpot or Illinois Gaming Systems acquisitions Source: Illinois Gaming Board, Accel management Statewide Licenses Issued # of Locations Total Illinois Open Locations End of Period Total In-Service VGTs End of Period

Growth Opportunities Both In and Out of Illinois

Illinois Opportunities

Addition of 6th VGT at Each Licensed Establishment

Recently Increased Bet Limits

Legalization of VGTs in Chicago

Potential Addition of Sports Betting

Player Tracking / Loyalty Programs

Other use of “tethered distribution” model

Out of State Opportunities


GA

Expand into Georgia coin-operated amusement machines. Establishes foothold for potential future expansion into Distributed Gaming


MT
WV
OR
SD
NV
LA

Enter existing established markets via the acquisition of an existing local platform


MO
IN
MS
PA

Establish presence in new markets if new legislation is passed. Accel was recently granted a provisional license in Pennsylvania and expects to begin operations

Accel has numerous avenues available to pursue future growth

TPG PACE HOLDINGS CORP.
10

Attractive Unit Economics

PF 2020E Summary Financials

$ in millions	PF 2020E
# of Locations	~2,480
Gross Revenue	$561 - $593
Gross Profit	$195 - $206
% Margin	*35%*
Adjusted EBITDA	**$110 - $117**
% Margin	*20%*
Facilities / Maintenance Capex	$6
% of Revenue	*1%*
Equipment Capex	$17
Total Capex	**$23**
Unlevered Free Cash Flow	**$87 - $94**

20% Corporate ROICs(1)

~78% Cash Flow Conversion(2)

Average Payback on New Location: **~1.5 Years**

Maintenance Capex: **1-2% of Revenue**

Average Residual Contract Length: **7.1 Years**(3)

98% Contract Renewal Rate

Robust unit economics driven by differentiated business model and strong contract coverage

1. ROIC defined as operating profit after tax divided by average invested capital as of LTM Q2 2019
2. Cash Flow Conversion defined as After-Tax Discretionary Cash Flow (Adjusted EBITDA less maintenance capex, M&A related payments, cash interest, cash taxes, and change in NWC) divided by Adjusted EBITDA.
2. Average residual contract length is pro-forma for the Grand River Jackpot acquisition.

Note: Projections are Pace estimates. Ranges reflect potential for delay in roll-out timing of additional VGTs and new gaming software and assume no M&A in 2020 and 2021

With respect to projections and Non-GAAP financial measures, see page 2 "Use of Projections" and "Use of Non-GAAP Financial Measures" under "Important Information"

TPG PACE HOLDINGS CORP.
11

Fragmented Landscape in Illinois

Top 6 Terminal Operators by Location (as of June 2019)
Accel Pro Forma for Grand River & IGS Acquisition

	Accel Entertainment + Grand River Jackpot	J&J Ventures Gaming	Gold Rush Gaming	Prairie State Gaming[1]	GEM	IGS Illinois Gaming Systems	46 Other Terminal Operators
Segment Share	32%	18%	7%	6%	5%	4%	29%
# Add'l Locations since YE16	+1,075	+541	+146	+76	(54)	+29	(151)
Δ Segment Share since YE16	+12%	+6%	+1%	0%	(2%)	(0%)	(16%)



2,237
1,238
476
395
377
273
2,007
AE
ACCELENTERTAINMENT.
J&J Ventures
GAMING
GOLD RUSH GAMING
(1)
PRAIRIE STATE GAMING
GEM
IGS
ILLINOIS GAMING SYSTEMS
46 Other Terminal Operators
GRAND RIVER jackpot

Accel's Competitive Wins



34
104
149
109
48
2015
2016
2017
2018
YTD 1H19
Signed Competitive Conversions

Average ~3 Years for Location to Go Live

of Terminal Operators



~80
(35%)
52
2015
1H19

Illinois VGT Industry is consolidating, with the number of Terminal Operators falling by ~35% since 2015

Accel's cost efficiency enables it to operate profitably in locations with less revenue and develop the largest VGT footprint in Illinois

1. Prairie State Gaming is also known as Illinois Gaming Investors, LLC and was acquired by Penn National Gaming in July 2015
2. Represents total signed contracts pending go-live as of 6/30/19

Source: Illinois Gaming Board, Scientific Games terminal operator portal, Accel management.

Note: See page 2 "Industry and Market Data" under "Important Information"

TPG PACE HOLDINGS
TPG PACE HOLDINGS CORP.
12

Why Choose Accel? – Pitch to Location Owners Data & Analytics Service Culture Scale and Know-how Differentiated Relationship Manager Model (with incentives to drive same-store sales growth) In-house cash collection and treasury services 50-60 minute average response time with 92% first time fix rate for service calls 24-hour service line Accel uses data from its 2,200+ locations to optimize establishment slot machine selection and game mix Previous Model Accel Model VGT 1 Model #1 Model #2 VGT 2 Model #2 Model #5 VGT 3 Model #2 Model #6 VGT 4 Model #3 Model #7 VGT 5 Model #4 Model #4 AVG HPD $195 $332 Total Daily Revenue $975 $1,660 Real Life Example of Slot Selection Company-wide $1,000,000 sweepstakes and promotions Uniquely able to offer the largest promotions in the state Physical and digital marketing support Buildout of social media presence Gaming area design services Accel is relentlessly focused on providing the best possible service to its location partners Previous Model Accel Model VGT 1 IGT G23 Spielo Slant VGT 2 Spielo Slant WMS Blade VGT 3 Spielo Slant Bally Wave VGT 4 Bally V32 WMS BB2 VGT 5 IGT G23 IGT G23 Slant AVG HPD $195 $332 Total Daily Revenue $975 $1,660 Source: Accel management

Accel is a Disciplined Buyer Acquired locations typically improve performance as a result of Accel’s operating rigor Acquired Year: 2013 2014 2014 2014 2016 2017 2018 2018 # Locations Acquired 51 8 10 27 122 121 23 71 Total % Increase +68% +59% +58% +41% +13% +14% +4% +8% Source: Accel management as of June 2019 Acquisition Track Record Playbook to Drive Synergies Enhanced Route Efficiencies Implement Relationship Management Optimize Equipment Mix Better Marketing & Data Analytics Back Office Synergies Rationalize Underperforming Locations

Unique Illinois Footprint Enables M&A 100+ 51 - 100 26 - 50 11 - 25 1 - 10 18 5 4 11 10 11 15 2 1 6 2 16 14 40 2 4 18 11 42 29 24 5 6 1 56 21 6 3 19 5 8 11 3 24 39 4 3 7 14 5 14 36 60 11 100 106 36 11 24 10 29 48 12 104 18 5 7 8 27 12 28 85 310 19 24 20 70 17 50 39 3 9 1 2 1 1 2 6 109 138 10 3 15 14 10 10 12 29 18 28 3 17 (1) Accel locations as of 1H’19, acquired Grand River Jackpot locations as of May 2019. Source: Accel management, Fifth Third / Fantini Research Accel’s statewide coverage and strong balance sheet enable it to pursue a wide variety of potential acquisitions Accel Live Locations by County(1) As the largest VGT operator in Illinois, Accel’s scale and statewide presence allows it to integrate acquisitions regardless of size or location Large strategic acquisitions like Grand River Jackpot typically trade for ~8x EBITDA Smaller bolt-on acquisitions similar to the recent route acquired from Illinois Gaming Systems trade for ~6x EBITDA Accel has economies of scale that allow it to operate locations profitably in areas our competitors can not Balance sheet strength enables Accel to pursue and complete acquisitions quickly and provide transaction certainty to counterparties

Accel Location Growth Components Steady organic growth enhanced by strategic M&A Source: Accel management as of June 2019 (1) Net 2016+ Acquisitions are net of rationalization of underperforming locations. (2) 1H19 Actual figures. Does not include Grand River Jackpot and IGS acquisitions closed in September 2019. (1) Cumulative Organic Growth as a % of Total Since 2016 32% 64% 69% (2)

Strong Expected Revenue Growth: Multiple Ways to Win Accel has multiple avenues for both organic and inorganic growth Illustrative Annual Revenue Growth Rate Supported by its existing backlog, Accel will continue to add both new locations and competitive conversions Addition of 6th VGT and higher bet limits drive significant same store sales growth Accel is constantly evaluating M&A of all sizes and potentially expanding outside of Illinois Pending Location Backlog(1) Significant embedded future location growth from existing signed backlog Source: Accel management as of June 2019 Represents probability weighted backlog of signed contracts pending go-live as of 6/30/19 Note: Projections are Pace estimates.

Clear Path to Growth Visible growth from a combination of new location openings and same store sales growth rapidly reduce Accel EBITDA multiple to 6.8x – 7.3x YE 2021 Run-Rate EBITDA EBITDA Bridge PF 2019 represents a full year impact of the Grand River acquisition and 40 additional acquired locations à reported 2019 results will be lower due to only partial year contribution from Grand River following closing on September 17, 2019 Note: Projections are Pace estimates. Assumes 6th VGT is added in 400 of Accel’s high performance locations with installation starting in Q4 2019 and rollout of new gaming software associated with increased bet limits. Ranges reflect potential for delay in roll-out timing of additional VGTs and new gaming software and assumes no M&A in 2020 and 2021. With respect to projections and Non-GAAP financial measures, see page 2 “Use of Projections” and “Use of Non-GAAP Financial Measures" under “Important Information”, page 27 "Historical Financial Summary“, and page 28 "Non-GAAP to GAAP Reconciliation” (1) Impact of New Illinois Gaming Legislation

Free Cash Flow Generation Engine Strong conversion from EBITDA to After-Tax Free Cash Flow results in significant cash yield from day 1 After-Tax Discretionary Cash Flow Yield of 10.0% – 10.6%(4) 2020E Cash Flow Build EBITDA impact of annualization of locations that go live mid-year PF 2019 represents a full year impact of the Grand River acquisition and 40 additional acquired locations à reported 2019 results will be lower due to only partial year contribution from Grand River following closing on September 17, 2019 Includes historical operating partner earnout payments Assuming share buybacks up to 3.0x net leverage implies after-tax discretionary cash flow yield of 11.2% - 12.0% and after-tax free cash flow yield of 8.8% - 9.5% Note: Projections are Pace estimates. Assumes 6th VGT is added in 400 of Accel’s high performance locations with installation starting in Q4 2019 and rollout of new gaming software associated with increased bet limits. Ranges reflect potential for delay in roll-out timing of additional VGTs and new gaming software and assumes no M&A in 2020 and 2021. With respect to projections and Non-GAAP financial measures, see page 2 “Use of Projections” and “Use of Non-GAAP Financial Measures" under “Important Information”, page 27 "Historical Financial Summary“, and page 28 "Non-GAAP to GAAP Reconciliation” (3) Run-Rate EBITDA New locations are continually coming online, increasing the recurring earnings base After-Tax Free Cash Flow Yield of 8.0% – 8.6%(4) (2) (1)

Post-Transaction Balance Sheet Firepower Illustrative Balance Sheet Capacity Accel will have significant flexibility to pursue multiple growth avenues for value creation Note: Projections are Pace estimates. With respect to projections, see page 2 “Use of Projections” under “Important Information”

Accel Financials # Locations Revenue ($mm) Adjusted EBITDA ($mm) Capital Expenditures ($mm) Grand River’s acquisition reinforces Accel’s strong growth and low capital intensity business model (1) (1) (1) (1) PF 2020 and 2021 EBITDA range driven by timing of implementation of regulatory changes (6th VGT and new software) and magnitude of associated HPD uplift (3% - 10%) 1. PF 2019 represents a full year impact of the Grand River acquisition and 40 additional acquired locations à reported 2019 results will be lower due to only partial year contribution from Grand River following closing on September 17, 2019 Note: Projections are Pace estimates. Assumes 6th VGT is added in 400 of Accel’s high performance locations with installation starting in Q4 2019 and rollout of new gaming software associated with increased bet limits. Ranges reflect potential for delay in roll-out timing of additional VGTs and new gaming software and assumes no M&A in 2020 and 2021. With respect to projections and Non-GAAP financial measures, see page 2 “Use of Projections” and “Use of Non-GAAP Financial Measures" under “Important Information”, page 27 "Historical Financial Summary“, and page 28 "Non-GAAP to GAAP Reconciliation”

Accel's Business Model vs. Peers



TEV / 2020E Adj. EBITDA
8.4x - 8.9x
~11x
~15x

	AE (PF Grand River)	Gaming Peers Above 10% ROIC	Route-Based Service Providers
Focus on Route Density & Optimization	✓	✗	✓
Strong Recurring Revenue	✓	✗	✓
High Customer Retention	✓	✗	✓
Low Fixed Costs	✓	✗	✓
Low Capital Intensity	✓	✗	✗
Accretive / High Synergy M&A	✓	~	✓
2018-2020E Organic Revenue CAGR[1]	21%	~8%	~3%
2020E EBITDA Margin	20%	~33%	~23%
2020E Total Capex % Revenue	4%	~7%	~6%
TEV / 2020E Unlevered FCF	10.5x - 11.4x	~14x	~19x
2020E P/E	13.3x - 14.5x	~19x	~26x
2020E Unlevered P/E[2]	10.5 -14.4x	~20x	~27x
2019E Net Leverage	1.2x	~3x	~3x

Accel's recurring revenue and operational similarity to route-based services provides a compelling path to multiple re-rating

1. 2018 EBITDA for peers is pro forma for acquisitions to date to make organic growth comparable. 2018 EBITDA for Accel is pro forma anticipated acquisitions and PA expansion through 2021
2. Assumes no leverage (i.e. market cap = TEV). Net income excludes tax-effected interest expense

Note: Gaming peers above 10% ROIC comprised of Eldorado Resorts, Monarch Casino & Resort, Las Vegas Sands, Wynn Resorts, Aristocrat Leisure and Churchill Downs.
Route-based business services peers comprised of Waste Management, Cintas, UniFirst, The Brink's Company, Iron Mountain, Stericycle, Rollins, and ServiceMaster Global Holdings.
See page 2 "Industry and Market Data", "Use of Projections", and "Use of Non-GAAP Financial Measures" under "Important Information". Other companies may calculate similar financial measures differently than Accel and therefore may not be directly comparable to Accel

Source: Capital IQ and company filings. Market data as of October 8, 2019

TPG PACE HOLDINGS CORP. 22

Accel vs. Publicly-Traded Comparable Companies

	PF Accel	Gaming Peers Above 10% ROIC	Gaming Peers Below 3x Net Leverage	Route-Based Service Peers
2019E Net Leverage	1.2x	2.9x	1.8x	2.8x
2019E-2021E Revenue CAGR	18%	7%	9%	5%
ROIC[(1)]	20%	14%	16%	11%
2020E TEV / Adj. EBITDA	8.4x-9.0x	10.5x	11.2x	14.7x
2020E TEV / Unlevered FCF	10.5x-11.4x	13.6x	14.6x	19.5x
2021E TEV / Adj. EBITDA	7.1x-7.7x	9.7x	10.1x	13.4x
2021E TEV / Unlevered FCF	9.0x-9.7x	12.0x	12.6x	17.6x

Accel is well-positioned given the market's rewarding of high ROIC / low leverage peers

1. ROIC defined as operating profit after tax divided by average invested capital as of LTM Q2 2019, except most recent reporting for Aristocrat Leisure which is as of LTM Mar-19, Cintas which is as of LTM May-19, and Unifirst which is as of LTM May-19. Accel's ROIC is pro forma Grand River as of FY 2019

Note: Gaming peers above 10% ROIC comprised of Eldorado Resorts, Monarch Casino & Resort, Las Vegas Sands, Wynn Resorts, Aristocrat Leisure and Churchill Downs. Gaming peers with net leverage less than 3x comprised of Monarch Casino & Resort, Las Vegas Sands, Aristocrat Leisure, and Churchill Downs. Route-based business services peers comprised of Waste Management, Cintas, UniFirst, The Brink's Company, Iron Mountain, Stericycle, Rollins, and ServiceMaster Global Holdings.

See page 2 "Industry and Market Data", "Use of Projections", and "Use of Non-GAAP Financial Measures" under "Important Information". Other companies may calculate similar financial measures differently than Accel and therefore may not be directly comparable to Accel

Source: Capital IQ and company filings. Market data as of October 8, 2019

TPG PACE HOLDINGS
TPG PACE HOLDINGS CORP.
23

Summary Transaction Terms – Pro Forma Grand River Acquisition

Pro Forma Valuation

	At Close
Illustrative Share Price ($)[(1)]	$10.29
Shares Outstanding (mm)	84
Initial Market Capitalization ($mm)	**862**
PF Net Debt ($mm)[(2)]	115
NPV of Grand River Earnouts ($mm)[(2)]	8
TEV to Market ($mm)	**985**

Entry Multiples	Metric ($mm)	x		Metric	x
2020E Adj. EBITDA	**110 - 117**	**8.4-9.0x**	**2021E**	**128 - 138**	**7.1-7.7x**
2020E Unlevered FCF	**87 - 94**	**10.5-11.4x**	**2021E**	**102 - 110**	**9.0-9.7x**
2020E P/E	**60 - 65**	**13.3-14.5x**	**2021E**	**73 - 79**	**11.0-11.8x**
2020E 3x Lvg P/E[(3)]	54 - 59	11.8-13.0x	2021E	65 - 70	9.9-10.7x

PF Capitalization (Nov-19 Est. Closing)

	$mm
RCF	33
Term Loan & Other Debt[(2)]	199
less: Cash & Other Investments[(2)(6)]	(116)
Net Debt	**115**
x 2019E EBITDA	**1.2 x**
WACD[(2)]	**L + 170**

Sources & Uses (Estimated)

Sources	$mm
Existing SPAC Cash in Trust (as of Q3 2019)	430
PIPE	48
Total Sources	**478**

Uses	
Transaction Fees	43
Cash to Sellers[(6)]	350
Deleveraging	85
Total Uses	**478**

Post Transaction Ownership (Estimated)[(5)]


Accel Founders & Mgmt; 20%
Foundation; 0%(4)
Pace Sponsor Entities; 9%(4)
Other; 15%
PIPE; 6%
Pace Public; 50%

Float at Close 71%

1. Transaction share price based on amount of cash in trust including interest as of 9/30/2019; PIPE raised at $10.22 / share
2. Debt includes additional debt from $100mm Grand River cash consideration and recent capex investments. Cash & Other Investments includes $5mm convertible note and proceeds from vested existing Accel option-holders who will convert pre-close. NPV of Grand River earnouts assumes $9.5mm earnouts are fully realized and discounted to present value at 8%. L+250 rate steps down to L+170 at Closing
3. Levered P/E based on Accel at 3x net leverage (L+250 interest rate)
4. Pace Sponsor has agreed to cancel 1.25mm founder shares, defer 2mm founder shares as earnout subject to share price targets, and transfer 0.5mm founder shares into a foundation created for charitable efforts in the communities Accel currently or plans to operate in. Pace Sponsor shares will be split across a number of entities with different beneficial owners each holding less than 5%
5. Other outstanding instruments: 15mm public warrants for 15mm shares at $11.50 per share; 7.3mm private warrants for 7.3mm shares at $11.50 per share; 2.0mm sponsor earnout shares and 3.0mm Accel founder / management earnout shares subject to 3 tranches of Adjusted EBITDA or share price thresholds of: 1) $120mm 2021 Adjusted EBITDA or $12.00 share price; 2) $140mm 2022 Adjusted EBITDA or $14.00 share price; and 3) $160mm 2023 Adjusted EBITDA or $16.00 share price → earnout thresholds are expected to increase by approx. $12 million pro forma Grand River to be consistent with the Transaction Agreement
6. Assumes existing Accel shareholders elect a total consideration mix of 54% cash and 46% equity inclusive of Clairvest electing 100% cash, although Clairvest can elect any cash / equity mix at its discretion. To the extent that Accel shareholders elect a consideration mix with less cash and more equity than anticipated cash to sellers will decrease and deleveraging will increase.

Note: With respect to projections and Non-GAAP financial measures, see page 2 "Use of Projections" and "Use of Non-GAAP Financial Measures" under "Important Information"

TPG PACE HOLDINGS CORP. 24

Why Invest in Accel Entertainment? Delivering Industry Leading Growth Favorable tailwinds expect to continue with significant backlog of locations yet to go-live Unique Asset Light Business Model Contracted-recurring revenues and best-in-class ROICs Multiple Ways to Create Value Organic expansion opportunities, new markets, and product expansion plus accretive M&A Balance Sheet Strength Well positioned to fund investment opportunities and return capital to shareholders Positioned to Drive Shareholder Returns Opportunity for earning growth, free cash flow yield and multiple expansion The combination of a strong balance sheet and an asset light business model allows accel to deliver industry leading growth

Appendix

Historical Financial Summary 1. Video Gaming Expenses includes Illinois state gaming taxes, Scientific Gaming revenue sharing, and Location revenue sharing. Note: With respect to Non-GAAP financial measures, see page 2 "Use of Non-GAAP Financial Measures" under Important Information and page 28 "Non-GAAP to GAAP Reconciliation.” Adjusted EBITDA, Adjusted Net Income, and Unlevered Free Cash Flow are non-GAAP financial measures that may not be comparable to other similarly titled measures of other companies. TPGH does not consider these non-GAAP measures in isolation or as an alternative to similar financial measures determined in accordance with GAAP.

Non-GAAP to GAAP Reconciliation 1. Stock-based compensation consists of options, restricted stock units and warrants 2. Calculated by excluding the impact of the non-GAAP adjustments from the current period tax provision calculations

Illustrative Fully Diluted Share Count 1. Of original 11.25mm founder shares, TPGH sponsor has agreed to the cancellation of 1.25mm shares at closing, deferral of 2mm shares subject to earnout triggers, and transfer of 0.5mm shares to a foundation for charitable efforts in the communities Accel currently operates or anticipates operating in. Includes 200,000 Pace director shares 2. Assumes treasury share method for public and private warrants 3. 15.0mm public warrants issued as part of TPGH IPO with strike price of $11.50 and redemption price of $18.00 4. TPGH sponsor to receive 2mm earnout shares vesting in 3 equal tranches (0.7mm shares each) and Accel existing shareholders to receive 3mm earnout shares vesting in 3 equal tranches (1.0mm shares each) Earnout triggers: 1) $120mm 2021 EBITDA or $12.00 share price; 2) $140mm 2022 EBITDA or $14.00 share price; and 3) $160mm 2023 EBITDA or $16.00 share price à earnout thresholds are expected to increase by approx. $12 million pro forma Grand River to be consistent with the Transaction Agreement 5. 7.3mm private warrants issued as part of TPGH IPO with strike price of $11.50. 1/3 of private warrants to be cancelled. 2.4m warrants issued to sellers at substantially similar terms to Pace’s private warrants.